UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2006

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2006, Forest City Rental Properties Corporation ("FCRPC"), a wholly owned subsidiary of Forest City Enterprises, Inc. (the "Company") entered into a fourth amendment with KeyBank National Association ("KeyBank"), as Administrative Agent, and National City Bank ("NCB"), as Syndication Agent, and the banks party thereto (the "Credit Agreement Amendment"), to its existing Credit Agreement, dated as of March 22, 2004, among FCRPC, KeyBank, NCB, and the banks party thereto, as amended by the First, Second and Third Amendments to the Credit Agreement and the Consent Letter, dated as of January 19, 2005, April 7, 2005, June 30, 2006 and January 20, 2006, respectively, among FCRPC, KeyBank, NCB, and the banks party thereto (as amended, the "Credit Agreement").

In connection with the Credit Agreement Amendment, the Company also entered into a fourth amendment with KeyBank, NCB, and the banks party thereto, to its existing Guaranty of Payment of Debt, (the "Guaranty Amendment"), dated as of March 22, 2004, among the Company, KeyBank, NCB, and the banks party thereto, as amended by the First, Second and Third Amendments to the Guaranty of Payment of Debt and the Consent Letter, dated as of January 19, 2005, April 7, 2005, June 30, 2006 and January 20, 2006, respectively, among the Company, KeyBank, NCB, and the banks party thereto (as amended, the "Guaranty").

The Credit Agreement Amendment and the Guaranty Amendment permit the Company to incur additional indebtedness through the issuance of 3.625 percent Puttable Equity-Linked Senior Notes (the "Notes") in an amount not to exceed $287.5 million and acknowledges the puttable note hedge and warrant transactions that the Company will enter into in connection with the Notes. The Guaranty Amendment also allows the Company to purchase, acquire, redeem or retire shares of its outstanding capital stock using proceeds from the issuance of the Notes in an aggregate amount not to exceed $50 million.

Certain of the lenders under the Credit Agreement and their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they receive, and will receive, customary fees and expenses.

The Credit Agreement Amendment and the Guaranty Amendment are included as Exhibits 10.1 and 10.2, respectively. The foregoing discussion of the terms of the amendments is qualified in its entirety by reference to the full text of such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
10.1 Fourth Amendment to Credit Agreement, dated as of October 3, 2006, by and among Forest City Rental Properties Corporation, KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, and the banks named therein.
10.2 Fourth Amendment to Guaranty of Payment of Debt, dated as of October 3, 2006, by and among Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, and the banks named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

October 10, 2006	By:	/s/ THOMAS G. SMITH

Name: THOMAS G. SMITH
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement, dated as of October 3, 2006, by and among Forest City Rental Properties Corporation, KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, and the banks named therein.
10.2	Fourth Amendment to Guaranty of Payment of Debt, dated as of October 3, 2006, by and among Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, and the banks named therein.